Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 24, 2015 and April 11, 2014 relating to the financial statements, which appear in Tribune Publishing Company’s Annual Report on Form 10-K for the year ended December 28, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

August 12, 2015